UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

       June 19, 2019
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-36117 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054 (Address of Principal Executive Offices, including zip code)

(856) 505-8800 (Registrant's Telephone Number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	INTT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 (this “Amendment”) on Form 8-K/A is filed by inTEST Corporation (the “Company”) to amend the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 24, 2019 (the “Original Report”), to disclose the Company’s decision in light of the voting results of the Annual Meeting of Stockholders held on June 19, 2019 (the “Annual Meeting”) as to how frequently the Company will include in its proxy statement an advisory stockholder vote on the compensation of named executive officers, as required by Item 5.07(d) of Form 8-K. The Company reported the voting results of the Annual Meeting in the Original Report.

This Amendment should be read in conjunction with the Original Report. Except as disclosed below, this Amendment does not amend the Original Report and does not modify or update any other disclosures contained in the Original Report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Report, the option of holding the advisory vote on the compensation of the Company’s named executive officers every year was approved on an advisory basis by a vote of the stockholders. The Company’s Board of Directors has considered the outcome of this advisory vote and has determined to hold future stockholder advisory votes on executive compensation every year, unless the Board of Directors determines that a different frequency for such votes is in the best interests of the Company’s stockholders or until the next required vote of the Company’s stockholders on the frequency of such votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
Hugh T. Regan, Jr.
Secretary, Treasurer and Chief Financial Officer

Date:   August 13, 2019